CPA

LAURENCE E. MULLINS
Financial Consultant


March 25, 1996

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

RE:  Health Management, Inc.
     File No. 33-00139-A

Gentlemen:

I have read Item 4 of the Form 8-K of Nouveau International, Inc. dated January 18, 1996, as amended by Form 8-K/A1 dated January 18, 1996 and Form 8-K/A2 dated January 18, 1996, and agree with the statement contained therein.


Very truly yours,



/s/ Laurence E. Mullins
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